                                                                   EXHIBIT 99.1



                              [CENTEX LETTERHEAD]

NEWS RELEASE
--------------------------------------------------------------------------------

                                                           FOR IMMEDIATE RELEASE


             CENTEX CORPORATION THIRD QUARTER NET EARNINGS RISE 62%
                                TO ALL-TIME HIGH
                       HOME SALES UP 27% IN THIRD QUARTER

         (DALLAS, TX January 22, 2003): Centex Corporation (NYSE: CTX) today reported the highest quarterly and nine month results in its history for the periods ended December 31, 2002 - the third quarter and first nine months of fiscal 2003.

HIGHLIGHTS OF THE QUARTER ENDED DECEMBER 31, 2002 WERE AS FOLLOWS:

         - REFLECTING STRENGTH IN EVERY MAJOR OPERATING UNIT, DILUTED EARNINGS PER SHARE ROSE 62% TO $2.50, A RECORD FOR ANY QUARTER IN CENTEX HISTORY.

         - AS A RESULT OF SALES INCREASES IN EVERY MAJOR LINE OF BUSINESS, TOTAL REVENUES INCREASED 22% TO $2.3 BILLION, ALSO A QUARTERLY RECORD.

         -        YEAR-OVER-YEAR HOME CLOSINGS JUMPED 17% TO 6,509 UNITS.

         - THE HOME BUILDING OPERATING MARGIN IMPROVED 60 BASIS POINTS TO 11.7%, DUE TO HIGHER UNIT VOLUME AND LOWER BRICK-AND-MORTAR COSTS.

         - HOME SALES, WHICH INCLUDED NO ACQUISITIONS, ROSE 27% OVER THE YEAR-AGO QUARTER, AND THE BACKLOG OF HOMES SOLD BUT NOT CLOSED INCREASED 32%. THE AVERAGE NUMBER OF NEIGHBORHOODS GREW 12%.

         Centex said that due to the strong third quarter results, the company is raising its earnings guidance for fiscal 2003 to $8.45--$8.60 per diluted share, up from $8.00--$8.30.

         CENTEX'S SENIOR MANAGEMENT WILL CONDUCT A CONFERENCE CALL TO DISCUSS THE THIRD QUARTER FINANCIAL RESULTS AND OTHER MATTERS AT 11 A.M. EASTERN TIME (10 A.M. CENTRAL TIME) TODAY. THE CONFERENCE CALL WILL BE WEBCAST SIMULTANEOUSLY ON THE CENTEX WEB SITE AT http://www.centex.com. A REPLAY OF THE CALL WILL BE AVAILABLE ON THAT SITE UNTIL THURSDAY, FEBRUARY 20, 2003.

         Net earnings for the third quarter this year were $155,884,000 or $2.50 per diluted share, a 62% increase over $96,145,000 or $1.54 per diluted share for the same quarter a year ago. Current quarter revenues of $2,304,872,000 were 22% above $1,894,484,000 for the same quarter last year.

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



      CENTEX REPORTS RECORD THIRD QUARTER, NINE MONTH RESULTS, PAGE 2 OF 8




         Centex's net earnings for the first nine months of fiscal 2003 were $359,248,000, a 36% improvement over $264,750,000 for the same period last year. Diluted earnings per share of $5.71 were 34% higher than $4.26 per diluted share for the same period a year ago. Revenues for the first nine months of fiscal 2003 totaled $6,232,496,000, 14% higher than $5,487,262,000 for the same period in fiscal 2002.

         Net earnings for the nine months improved by a slightly higher percentage than diluted earnings per share due to more average shares outstanding in the fiscal 2003 period. For the first nine months of fiscal 2003, Centex's annualized rate of return on beginning stockholders' equity was 22.6%.

         Through its subsidiaries, Dallas-based Centex ranks among the nation's leading home builders, non-bank-affiliated retail mortgage originators, and general building contractors. The company also has operations in investment real estate and home services and currently owns approximately 65% of a publicly held construction products company.

                                  HOME BUILDING

         Operating earnings from Centex Homes were $171.6 million for this year's third quarter, 28% higher than $134.5 million for the third quarter last year. Revenues were $1.47 billion for the quarter this year, 21% above revenues of $1.21 billion for the same quarter last year.

         The 28% increase in operating earnings was achieved on a 17% gain in closings, and operating margins improved to 11.7% for the third quarter this year from 11.1% for the same quarter a year ago. The margin increase was due primarily to continued cost reductions resulting from lower direct construction costs and process improvements, combined with overhead leverage.

         Unit orders for this year's third quarter were 27% above last year's levels. The record third quarter backlog of sold but not delivered homes at December 31 was 32% above last year.

CENTEX HOMES                                                         Quarter Ended Dec. 31,
                                                   ------------------------------------------------------------
                                                         2002                  2001                Change
                                                   -----------------     -----------------     ----------------
Closings                                                      6,509                 5,567                  17%
Sales (Orders)                                                6,417                 5,065                  27%
Backlog                                                      12,527                 9,476                  32%
Unit Sales Price                                          $ 219,909             $ 212,400                   4%
Operating Earnings/Unit                                   $  26,368             $  24,162                   9%
Operating Margin                                               11.7%                 11.1%



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      CENTEX REPORTS RECORD THIRD QUARTER, NINE MONTH RESULTS, PAGE 3 OF 8




         Operating earnings from Centex Homes were $417.3 million for the nine-month period this year, 17% higher than $355.6 million for the year-ago period. For the current nine months, revenues from Centex Homes were $3.86 billion, 13% higher than revenues of $3.42 billion for the same period in fiscal 2002.

CENTEX HOMES                                                       Nine Months Ended Dec. 31,
                                                   ------------------------------------------------------------
                                                         2002                  2001                Change
                                                   -----------------     -----------------     ----------------
Closings                                                     17,292                15,835                   9%
Sales (Orders)                                               20,445                15,967                  28%
Backlog                                                      12,527                 9,476                  32%
Unit Sales Price                                          $ 217,568             $ 212,445                   2%
Operating Earnings/Unit                                   $  24,132             $  22,457                   7%
Operating Margin                                               10.8%                 10.4%

                               FINANCIAL SERVICES

         Operating earnings from Financial Services for the third quarter this year were $50.2 million, 50% higher than $33.4 million for the same quarter in fiscal 2002. CTX Mortgage Company benefited from low interest rate levels and Centex Home Equity's portfolio continued to grow. Third quarter revenues from Financial Services were $223.1 million, 22% higher than $182.8 million for the same quarter a year ago.

         Financial Services operating earnings for the nine-month period this year were $111.1 million, 27% higher than $87.8 million for the year-ago period. For the current nine months, Financial Services revenues reached $608.4 million, 19% above revenues of $511.4 million for the nine-month period in fiscal 2002.

CTX MORTGAGE COMPANY

         Operating earnings from CTX Mortgage Company (CTX) and related companies totaled $38.2 million for the quarter this year, a 50% improvement over $25.4 million for the third quarter last year. CTX Mortgage's "capture" rate of Centex Homes' non-cash buyers was 72% for the third quarter this year compared to 73% for the same quarter in fiscal 2002. Refinancings accounted for 54% of total originations for the quarter this year compared to 49% for the third quarter a year ago.



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



      CENTEX REPORTS RECORD THIRD QUARTER, NINE MONTH RESULTS, PAGE 4 OF 8



CTX MORTGAGE COMPANY                                                        Quarter Ended Dec. 31,
                                                              ----------------------------------------------------
                                                                  2002               2001              Change
                                                              --------------     --------------     --------------
Originations
 Builder                                                              4,380              3,797                15%
 Retail                                                              20,607             18,763                10%
                                                              --------------     --------------
Total                                                                24,987             22,560                11%
                                                              ==============     ==============

Applications
 Builder                                                              4,823              3,064                57%
 Retail                                                              18,469             15,481                19%
                                                              --------------     --------------
Total                                                                23,292             18,545                26%
                                                              ==============     ==============

Loan Volume (in billions)                                         $    4.15          $    3.51
                                                              ==============     ==============
Average Loan Size                                                 $ 166,000          $ 155,600
                                                              ==============     ==============
Profit Per Loan                                                   $   1,529          $   1,127
                                                              ==============     ==============

         Operating earnings from CTX and related companies were $78.3 million for the nine-month period this year compared to earnings of $74.6 million for the same period a year ago.

CTX MORTGAGE COMPANY                                                      Nine Months Ended Dec. 31,
                                                              ----------------------------------------------------
                                                                  2002               2001              Change
                                                              --------------     --------------     --------------
Originations
 Builder                                                             11,717             10,612                10%
 Retail                                                              49,089             51,847                (5%)
                                                              --------------     --------------
Total                                                                60,806             62,459                (3%)
                                                              ==============     ==============

Applications
 Builder                                                             14,199             11,621                22%
 Retail                                                              48,962             48,145                 2%
                                                              --------------     --------------
Total                                                                63,161             59,766                 6%
                                                              ==============     ==============

Loan Volume (in billions)                                         $    9.97        $      9.59
                                                              ==============     ==============
Average Loan Size                                                 $ 164,000        $   153,500
                                                              ==============     ==============
Profit Per Loan                                                   $   1,287        $     1,194
                                                              ==============     ==============

CENTEX HOME EQUITY COMPANY

         Centex Home Equity Company (CHEC) reported operating earnings of $12.0 million for the December 31 quarter this year, 44% higher than $8.3 million for the same quarter last year.




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      CENTEX REPORTS RECORD THIRD QUARTER, NINE MONTH RESULTS, PAGE 5 OF 8




CENTEX HOME EQUITY COMPANY                                                  Quarter Ended Dec. 31,
                                                              ----------------------------------------------------
                                                                  2002               2001              Change
                                                              --------------     --------------     --------------
Originations                                                          8,049              7,136                13%
                                                              ==============     ==============
Applications                                                         65,534             45,391                44%
                                                              ==============     ==============
Loan Volume (in billions)                                          $   0.70           $   0.58
                                                              ==============     ==============

Average Loan Size                                                  $ 87,500           $ 81,900
                                                              ==============     ==============

         For the first nine months of fiscal 2003, CHEC reported operating earnings of $34.4 million, a 134% improvement over $14.7 million for the same period in fiscal 2002. CHEC's loan servicing portfolio on which it earns an interest rate spread under the "Portfolio Accounting Method" has reached $4.26 billion and continues to increase.

CENTEX HOME EQUITY COMPANY                                                    Nine Months Ended Dec. 31,
                                                                  ---------------------------------------------------
                                                                      2002                2001              Change
                                                                  --------------     --------------      ------------
Originations                                                             21,781             21,201                3%
                                                                  ==============     ==============
Applications                                                            173,315            127,759               36%
                                                                  ==============     ==============
Loan Volume (in billions)                                             $    1.80          $    1.64
                                                                  ==============     ==============

Average Loan Size                                                     $  82,800          $  77,500
                                                                  ==============     ==============

Servicing Portfolio as of Dec. 31:                                    2002                2001              Change
                                                                  --------------     --------------      ------------
Number of Loans:
    Portfolio Accounting Method                                          56,573             41,834
    Other                                                                14,277             18,977
                                                                  --------------     --------------
 Total                                                                   70,850             60,811               17%
                                                                  ==============     ==============

Servicing Portfolio ($ in billions):
     Portfolio Accounting Method                                      $    4.26          $    3.01
     Other                                                                  .85               1.18
                                                                  --------------     --------------
 Total                                                                $    5.11          $    4.19               22%
                                                                  ==============     ==============



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



      CENTEX REPORTS RECORD THIRD QUARTER, NINE MONTH RESULTS, PAGE 6 OF 8




                              CONSTRUCTION PRODUCTS

         Operating earnings from Centex Construction Products, Inc. (CXP) were $25.8 million for the current quarter, 20% higher than $21.4 million for the same quarter a year ago. Increased gypsum wallboard and paperboard operating earnings and decreased interest expense were partially offset by lower cement and aggregates operating earnings. Current quarter revenues from Construction Products were $119.1 million, 6% higher than last year's third quarter revenues of $112.7 million.

         For the current nine months, CXP's operating earnings were $80.2 million, 41% higher than $56.9 million for the same period a year ago. Revenues from CXP were $383.9 million for the nine-month period this year, 7% above $359.7 million for the same period last year.

                              CONSTRUCTION SERVICES

         Construction Services reported operating earnings of $9.3 million for the third quarter this year, a 3% improvement over earnings of $9.1 million for the third quarter of fiscal 2002. Revenues from Construction Services were $411.1 million for the quarter this year, 28% higher than revenues of $321.4 million for the same quarter a year ago.

         Construction Services received approximately $125 million of new contracts during the third quarter this year, 71% less than new contracts totaling $434 million for the year-ago quarter. The backlog of uncompleted construction projects at December 31, 2002 was $1.6 billion, 31% lower than the backlog of $2.3 billion at December 31, 2001.

               Operating earnings from Construction Services for the current nine-month period were $26.6 million, a 12% improvement over earnings of $23.9 million for the same period last year. Revenues for the current nine months were $1.16 billion, 20% higher than revenues of $971.8 million for the same period a year ago.

                             INVESTMENT REAL ESTATE

         For the third quarter of fiscal 2003, Centex's Investment Real Estate operation, through which all investment property transactions are reported, had operating earnings of $20.1 million, 337% higher than $4.6 million for the year ago quarter. For the nine months this year, Investment Real Estate operating earnings were $29.4 million, 18% less than $36.0 million for the same period in fiscal 2002. Year-to-date results from Investment Real Estate reflect fewer land and property sales this year versus last.


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



      CENTEX REPORTS RECORD THIRD QUARTER, NINE MONTH RESULTS, PAGE 7 OF 8



         London, England-based Fairclough Homes, Centex's U.K.-based home building operation that is owned by Centex Development Company, L.P., closed 324 homes during the third quarter of fiscal 2003 versus 317 homes for the third quarter last year. Fairclough reported operating earnings, including land sale profit, of $5.6 million this year, 136% higher than operating earnings of $2.4 million for the same quarter last year. For the nine months ended December 31, 2002, Fairclough delivered 976 homes and had operating earnings of $9.4 million versus 931 homes and operating earnings of $8.0 million for the same period in fiscal 2002.

                                      OTHER

         Centex's Manufactured Homes operation, Cavco Industries, reported operating earnings of $1.1 million for the third quarter this year versus $681,000 for the same quarter last year. Manufactured Homes revenues for the third quarter this year were $35.0 million, 10% higher than $31.9 million for the same quarter a year ago. Cavco sold 959 manufactured homes for the third quarter this year, about the same as 955 units for the same quarter last year.

         For the current nine months, Manufactured Homes reported operating earnings of $2.1 million versus an operating loss of $810,000 for the same period last year. Manufactured Homes revenues were $104.0 million for the first nine months of fiscal 2003, 14% higher than $90.9 million for the same period a year ago. Manufactured Homes sold 2,963 units during the current nine-month period compared to 2,854 units for the same period a year ago.

         Home Services reported $83,000 of operating earnings for the third quarter this year compared to $1.7 million for the same quarter a year ago. For the current nine-month period, Home Services reported a loss of $2.5 million versus operating earnings of $6.2 million for the same period a year ago.

                               OTHER DEVELOPMENTS

         In January, Centex Homes announced the closing of the previously announced acquisition of substantially all of the St. Louis and Indianapolis home building operations of The Jones Company, including approximately 5,000 controlled lots. For the twelve months ended Dec. 31, 2002, The Jones Company delivered 733 homes at an average sales price of $260,000.


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



      CENTEX REPORTS RECORD THIRD QUARTER, NINE MONTH RESULTS, PAGE 8 OF 8




                                     OUTLOOK

         Centex said that home sales (orders) continue to be robust as mortgage rates remain at historically low levels. Home Building margins continue to increase and fiscal 2003 results from that segment are expected to exceed fiscal 2002's record levels. Centex said it also expects all-time-high results from its Financial Services business in fiscal 2003.

         In summary, Centex said it expects fiscal 2003 to be its seventh consecutive year of record financial results.

                                       ###

FORWARD-LOOKING STATEMENTS. THE "OUTLOOK" SECTION OF THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE CONTEXT OF THE STATEMENT AND GENERALLY ARISE WHEN THE COMPANY IS DISCUSSING ITS BELIEFS, ESTIMATES OR EXPECTATIONS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS AND OUTCOMES MAY DIFFER MATERIALLY FROM WHAT IS EXPRESSED OR FORECAST IN SUCH FORWARD-LOOKING STATEMENTS. THE PRINCIPAL RISKS AND UNCERTAINTIES THAT MAY AFFECT THE COMPANY'S ACTUAL PERFORMANCE AND RESULTS OF OPERATIONS INCLUDE THE FOLLOWING: GENERAL ECONOMIC CONDITIONS AND INTEREST RATES; THE CYCLICAL AND SEASONAL NATURE OF THE COMPANY'S BUSINESSES; ADVERSE WEATHER; CHANGES IN PROPERTY TAXES AND ENERGY COSTS; CHANGES IN FEDERAL INCOME TAX LAWS AND FEDERAL MORTGAGE FINANCING PROGRAMS; GOVERNMENTAL REGULATIONS; CHANGES IN GOVERNMENTAL AND PUBLIC POLICY; CHANGES IN ECONOMIC CONDITIONS SPECIFIC TO ANY ONE OR MORE OF THE COMPANY'S MARKETS AND BUSINESSES; COMPETITION; AVAILABILITY OF RAW MATERIALS; AND UNEXPECTED OPERATIONS DIFFICULTIES. THESE AND OTHER FACTORS ARE DESCRIBED IN THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2002, AND THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERS ENDED JUNE 30, 2002 AND SEPTEMBER 30, 2002, WHICH ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


NOTE ATTACHMENTS:
(1) Summary of Consolidated Earnings
(2) Revenues and Earnings by Lines of Business (Quarter Ended Dec. 31, 2002)
(3) Revenues and Earnings by Lines of Business (Nine Months Ended Dec. 31, 2002)
(4) Condensed Consolidated Balance Sheets
(5) Condensed Consolidated Cash Flows
(6) Housing Activity by Geographic Area
(7) Supplemental Home Building Data
(8) Supplemental Construction Products Data
    Supplemental Construction Services Data
(9) Home Building Margin Data by Quarter, Fiscal 2001, Fiscal 2002 and
    Fiscal 2003 YTD


FOR ADDITIONAL INFORMATION, CONTACT AT (214) 981-5000:
Laurence E. Hirsch
Chairman and Chief Executive Officer

Leldon E. Echols
Executive Vice President and Chief Financial Officer



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



Attachment 1




                       Centex Corporation and Subsidiaries
                        Summary of Consolidated Earnings
              (dollar amounts in thousands, except per share data)




                                                                          Quarter Ended
                                                                           December 31,
                                                                           (unaudited)
                                                       ---------------------------------------------------
                                                            2002              2001             Change
                                                       ---------------    --------------    --------------
Revenues                                               $    2,304,872     $   1,894,484               22%

Earnings Before Income Taxes                           $      222,883     $     157,935               41%

Net Earnings                                           $      155,884     $      96,145               62%

Earnings Per Share:
    Basic                                              $         2.58     $        1.59               62%
    Diluted                                            $         2.50     $        1.54               62%

Average Shares Outstanding:
    Basic                                                  60,447,468        60,554,328               --%
    Diluted                                                62,467,665        62,429,572               --%


                                                                       Nine Months Ended
                                                                          December 31,
                                                                           (unaudited)
                                                       ---------------------------------------------------
                                                            2002              2001             Change
                                                       ---------------    --------------    --------------
Revenues                                               $    6,232,496     $   5,487,262               14%

Earnings Before Income Taxes                           $      513,652     $     428,235               20%

Net Earnings                                           $      359,248     $     264,750               36%

Earnings Per Share:
    Basic                                              $         5.91     $        4.38               35%
    Diluted                                            $         5.71     $        4.26               34%

Average Shares Outstanding:
    Basic                                                  60,829,409        60,433,456                1%
    Diluted                                                63,068,903        62,210,828                1%

Attachment 2

                       Centex Corporation and Subsidiaries
                   Revenues and Earnings by Lines of Business
                             (dollars in thousands)

                                                                            Quarter Ended
                                                                          December 31,
                                                                           (unaudited)
                                                       ---------------------------------------------------
                                                            2002              2001             Change
                                                       ---------------    --------------    --------------
REVENUES
        Home Building                                  $    1,468,459     $   1,210,759               21%
                                                                   64%               64%
        Financial Services                                    223,078           182,800               22%
                                                                   10%                9%
        Construction Products                                 119,089           112,750                6%
                                                                    5%                6%
        Construction Services                                 411,132           321,357               28%
                                                                   18%               17%
        Investment Real Estate                                 25,785             9,730              165%
                                                                    1%                1%
        Other (A)                                              57,329            57,088               --%
                                                                    2%                3%
                                                       ---------------    --------------
    Total                                              $    2,304,872     $   1,894,484               22%
                                                                  100%              100%
                                                       ===============    ==============

OPERATING EARNINGS
        Home Building                                  $      171,627     $     134,511               28%
                                                                   62%               66%
        Financial Services                                     50,185            33,354               50%
                                                                   18%               16%
        Construction Products                                  25,773            21,397               20%
                                                                    9%               10%
        Construction Services                                   9,350             9,103                3%
                                                                    3%                5%
        Investment Real Estate                                 20,080             4,593              337%
                                                                    7%                2%
        Other (A)                                               1,233             2,414              (49%)
                                                                    1%                1%
                                                       ---------------    --------------
    Total Operating Earnings                                  278,248           205,372               35%
                                                                  100%              100%

        Corporate General Expenses                            (13,755)          (13,326)
        Interest Expense                                      (33,545)          (28,046)
        Minority Interest in Construction Products             (8,065)           (6,065)
                                                       ---------------    --------------

EARNINGS BEFORE INCOME TAXES                           $      222,883     $     157,935               41%
                                                       ===============    ==============

         (A) Includes Manufactured Homes and Home Services & Other for all periods presented.

Attachment 3

                       Centex Corporation and Subsidiaries
                   Revenues and Earnings by Lines of Business
                             (dollars in thousands)

                                                                        Nine Months Ended
                                                                          December 31,
                                                                           (unaudited)
                                                       ---------------------------------------------------
                                                            2002              2001             Change
                                                       ---------------    --------------    --------------
REVENUES
        Home Building                                  $    3,855,692     $   3,420,641               13%
                                                                   62%               62%
        Financial Services                                    608,437           511,366               19%
                                                                   10%                9%
        Construction Products                                 383,857           359,718                7%
                                                                    6%                7%
        Construction Services                               1,163,593           971,786               20%
                                                                   18%               18%
        Investment Real Estate                                 39,086            57,053              (31%)
                                                                    1%                1%
        Other (A)                                             181,831           166,698                9%
                                                                    3%                3%
                                                       ---------------    --------------
    Total                                              $    6,232,496     $   5,487,262               14%
                                                                  100%              100%
                                                       ===============    ==============

OPERATING EARNINGS
        Home Building                                  $      417,297     $     355,609               17%
                                                                   63%               63%
        Financial Services                                    111,066            87,785               27%
                                                                   17%               16%
        Construction Products                                  80,248            56,870               41%
                                                                   12%               10%
        Construction Services                                  26,631            23,882               12%
                                                                    4%                4%
        Investment Real Estate                                 29,413            35,982              (18%)
                                                                    4%                6%
        Other (A)                                                (439)            5,424             (108%)
                                                                   --%                1%
                                                       ---------------    --------------
    Total Operating Earnings                                  664,216           565,552               17%
                                                                  100%              100%

        Corporate General Expenses                            (40,836)          (37,552)
        Interest Expense                                      (84,280)          (84,630)
        Minority Interest in Construction Products            (25,448)          (15,135)
                                                       ---------------    --------------

EARNINGS BEFORE INCOME TAXES                           $      513,652     $     428,235               20%
                                                       ===============    ==============

         (A) Includes Manufactured Homes and Home Services & Other for all periods presented.

Attachment 4

       CENTEX CORPORATION AND SUBSIDIARIES
      Condensed Consolidated Balance Sheets
              (Dollars in millions)


                                          -----------------------------------  -------------------------  ------------------------
                                          Centex Corporation and Subsidiaries     Centex Corporation**       Financial Services
                                          -----------------------------------  -------------------------  ------------------------
                                          December 31,            March 31,    December 31,   March 31,   December 31,  March 31,
                                              2002*                 2002           2002*         2002         2002*        2002
                                          ------------          ------------    ------------  ----------  -----------  -----------
ASSETS
 Cash -
     Unrestricted                                $ 57                $ 220            $ 40       $ 193          $ 17         $ 27
     Restricted                                   130                  106               9           5           121          101
 Receivables -
     Residential Mortgage Loans
        Held for Investment                     4,221                3,254              --          --         4,221        3,254
     Residential Mortgage Loans
        Held for Sale                             212                  242              --          --           212          242
     Other Receivables                            646                  567             447         419           199          148
 Inventories -
     Homebuilding                               3,452                2,599           3,452       2,599            --           --
     Construction Products and Other               81                  105              76          76             5           29
 Investments (primarily in CDC)                   394                  364             758         862            --           --
 Property and Equipment, net                      709                  720             667         672            42           48
 Goodwill                                         334                  350             317         333            17           17
 Deferred Charges and Other Assets                382                  458             115         176           267          282
                                          ------------          -----------    ------------  ----------   -----------  -----------
                                             $ 10,618              $ 8,985         $ 5,881     $ 5,335       $ 5,101      $ 4,148
                                          ============          ===========    ============  ==========   ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
 Accounts Payable and Accrued Liabilities     $ 1,510              $ 1,438         $ 1,274     $ 1,275         $ 238        $ 351
 Debt
     Non-Financial Services                     1,985                1,792           1,985       1,792            --           --
     Financial Services                         4,499                3,485              --          --         4,499        3,485
 Minority Stockholders' Interest                  169                  153             167         151             2            2
 Stockholders' Equity                           2,455                2,117           2,455       2,117           362          310
                                          ------------          -----------    ------------  ----------   -----------  -----------
                                             $ 10,618              $ 8,985         $ 5,881     $ 5,335       $ 5,101      $ 4,148
                                          ============          ===========    ============  ==========   ===========  ===========


* December 31, 2002 balances are unaudited.

** In the supplemental data presented above, "Centex Corporation" represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries balance sheets.

Attachment 5

                       CENTEX CORPORATION AND SUBSIDIARIES
                        Condensed Consolidated Cash Flows
                              (Dollars in millions)


                                                   --------------------------------------   --------------------------------------
                                                    Centex Corporation and Subsidiaries              Centex Corporation**
                                                   --------------------------------------   --------------------------------------
                                                   For the Nine Months Ended December 31,   For the Nine Months Ended December 31,
                                                   --------------------------------------   --------------------------------------
                                                          2002*                 2001*              2002*               2001*
                                                   --------------------------------------   --------------------------------------
CASH FLOWS - OPERATING ACTIVITIES
  Net Earnings                                     $             359      $          265     $          258       $           209
  Adjustments -
       Depreciation and Amortization                              72                  66                 60                    54
       Other Noncash Adjustments                                  49                  (5)                21                    --
  Decrease (Increase) in Loans Held for Sale                      30                  (9)                --                    --
  Increase in Inventories                                       (830)               (618)              (854)                 (606)
  Other Operating Activities                                      (4)                (35)               175                   (28)
                                                   ------------------     ---------------    ---------------      ----------------
                                                                (324)               (336)              (340)                 (371)
                                                   ------------------     ---------------    ---------------      ----------------
CASH FLOWS - INVESTING ACTIVITIES
  Increase in Loans Held for Investment                         (992)             (1,227)                --                    --
  Other Investing Activities                                     (23)                (79)               (12)                  (75)
                                                   ------------------     ---------------    ---------------      ----------------
                                                              (1,015)             (1,306)               (12)                  (75)
                                                   ------------------     ---------------    ---------------      ----------------
CASH FLOWS - FINANCING ACTIVITIES
  Increase in Short-Term Debt, net                               624                 887                149                   403
  Issuance (Repayment) of Long-Term Debt, net                    583                 724                 44                   (16)
  Other Financing Activities                                     (31)                 20                  6                    46
                                                   ------------------     ---------------    ---------------      ----------------
                                                               1,176               1,631                199                   433
                                                   ------------------     ---------------    ---------------      ----------------

  Net Increase in Cash and Cash Equivalents                     (163)                (11)              (153)                  (13)
  Cash and Cash Equivalents at Beginning of Period               220                  58                193                    46
                                                   ------------------     ---------------    ---------------      ----------------
  Cash and Cash Equivalents at End of Period       $              57      $           47     $           40       $            33
                                                   ==================     ===============    ===============      ================


                                                   --------------------------------------
                                                       Financial Services
                                                   --------------------------------------
                                                    For the Nine Months Ended December 31,
                                                   --------------------------------------
                                                           2002*               2001*
                                                   --------------------------------------
CASH FLOWS - OPERATING ACTIVITIES
  Net Earnings                                     $             101      $           56
  Adjustments -
       Depreciation and Amortization                              12                  12
       Other Noncash Adjustments                                  28                  (5)
  Decrease (Increase) in Loans Held for Sale                      30                  (9)
  Increase in Inventories                                         24                 (12)
  Other Operating Activities                                    (179)                 (7)
                                                   ------------------     ---------------
                                                                  16                  35
                                                   ------------------     ---------------
CASH FLOWS - INVESTING ACTIVITIES
  Increase in Loans Held for Investment                         (992)             (1,227)
  Other Investing Activities                                     (11)                 (4)
                                                   ------------------     ---------------
                                                              (1,003)             (1,231)
                                                   ------------------     ---------------
CASH FLOWS - FINANCING ACTIVITIES
  Increase in Short-Term Debt, net                               475                 484
  Issuance (Repayment) of Long-Term Debt, net                    539                 740
  Other Financing Activities                                     (37)                (26)
                                                   ------------------     ---------------
                                                                 977               1,198
                                                   ------------------     ---------------

  Net Increase in Cash and Cash Equivalents                      (10)                  2
  Cash and Cash Equivalents at Beginning of Period                27                  12
                                                   ------------------     ---------------
  Cash and Cash Equivalents at End of Period       $              17      $           14
                                                   ==================     ===============



* December 31, 2002 and 2001 balances are unaudited.

** In the supplemental data presented above, "Centex Corporation" represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries statements of cash flows.

Attachment 6

                       Centex Corporation and Subsidiaries
                       Housing Activity by Geographic Area


                                                               Closings
                         ------------------------------------------------------------------------------------------
                                  Quarter Ended December 31,                  Nine Months Ended December 31,
                         -----------------------------------------    ---------------------------------------------
                             2002           2001         Change            2002             2001          Change
                         ------------   ------------  ------------    -------------     ------------  -------------
Mid-Atlantic                   1,124            933           20%            3,067            2,722            13%

Southeast                      1,241          1,064           17%            3,266            3,051             7%

Midwest                        1,105            955           16%            3,011            2,599            16%

Southwest                      1,977          1,683           17%            5,267            4,668            13%

West Coast                     1,062            932           14%            2,681            2,795            (4%)
                         ------------   ------------                  -------------     ------------
                               6,509          5,567           17%           17,292           15,835             9%
                         ============   ============                  =============     ============


                                                                                  Sales (Orders) Backlog
                                                                      ---------------------------------------------
                                                                        12/31/02          12/31/01       Change
                                                                      -------------     ------------  -------------
Mid-Atlantic                                                                 1,996            1,402            42%

Southeast                                                                    2,857            2,258            27%

Midwest                                                                      2,610            2,000            31%

Southwest                                                                    2,868            2,512            14%

West Coast                                                                   2,196            1,304            68%
                                                                      -------------     ------------
                                                                            12,527            9,476            32%
                                                                      =============     ============


                                                              Sales (Orders)
                         ------------------------------------------------------------------------------------------
                                 Quarter Ended December 31,                  Nine Months Ended December 31,
                         -----------------------------------------    ---------------------------------------------
                            2002           2001         Change            2002             2001          Change
                         ------------   ------------  ------------    -------------     ------------  -------------
Mid-Atlantic                   1,075            928           16%            3,560            2,680            33%

Southeast                      1,194          1,031           16%            3,808            3,373            13%

Midwest                        1,112            833           33%            3,528            2,562            38%

Southwest                      1,737          1,425           22%            5,774            4,634            25%

West Coast                     1,299            848           53%            3,775            2,718            39%
                         ------------   ------------                  -------------     ------------
                               6,417          5,065           27%           20,445           15,967            28%
                         ============   ============                  ============      ============

Effective with the June 30, 2002 quarter's release, Centex realigned its conventional home building operating units into the above newly designated geographic areas.

Attachment 7

                       Centex Corporation and Subsidiaries
                         Supplemental Home Building Data

  (dollars in millions, except per unit data)
                                               Quarter Ended December 31,                    Nine Months Ended December 31,
                                      --------------------------------------------   ---------------------------------------------
                                              2002                    2001                    2002                   2001
                                      --------------------   ---------------------   ----------------------   --------------------
Revenues                              $ 1,468.5    100.0%    $ 1,210.8     100.0%    $  3,855.7     100.0%    $ 3,420.6    100.0%
Cost of Sales                          (1,083.9)   (73.8%)      (898.3)    (74.2%)     (2,843.5)    (73.7%)    (2,539.3)   (74.2%)
Selling, General & Administrative        (213.0)   (14.5%)      (178.0)    (14.7%)       (594.9)    (15.5%)      (525.7)   (15.4%)
                                      ---------- ---------   ----------   --------   -----------  ---------   ----------  --------

     OPERATING EARNINGS               $   171.6     11.7%    $   134.5      11.1%    $    417.3      10.8%    $   355.6     10.4%
                                      ========== =========   ==========   ========   ===========  =========   ==========  ========

Units Closed                              6,509                  5,567                   17,292                  15,835

Unit Sales Price                      $ 219,909              $ 212,400               $  217,568               $ 212,445
     % Change                               3.5%                   2.0%                     2.4%                    4.6%

Operating Earnings per Unit           $  26,368               $ 24,162                $  24,132                $ 22,457
     % Change                               9.1%                  17.5%                     7.5%                   21.4%

Attachment 8

                       Centex Corporation and Subsidiaries

                     SUPPLEMENTAL CONSTRUCTION PRODUCTS DATA
                 (volumes in thousands, except Gypsum Wallboard)

                                          Quarter Ended December 31,              Nine Months Ended December 31,
                                    -----------------------------------       ---------------------------------------
                                       2002        2001         Change           2002           2001         Change
                                    ---------   ----------    ---------       ----------    -----------   -----------
 Cement
   Sales Volumes (Tons)                  576          602         (4%)        $   1,898     $    1,995           (5%)

   Average Net Sales Price          $  66.77    $   66.89         --%         $   67.62     $    68.28           (1%)

 Gypsum Wallboard
   Sales Volumes (MMSF)                  440          437          1%             1,385          1,412           (2%)

   Average Net Sales Price          $  89.03    $   80.46         11%         $   90.33     $    69.56           30%

 Paperboard
   Sales Volumes (Tons)                   55           48         15%               166            152            9%

   Average Net Sales Price          $ 428.46    $  403.38          6%         $  404.43     $   397.82            2%

 Concrete
   Sales Volumes (Cubic Yards)           151          127         19%               522            541           (4%)

   Average Net Sales Price          $  53.68    $   56.66         (5%)        $   53.92     $    55.90           (4%)

 Aggregates
   Sales Volumes (Tons)                  868          937         (7%)            3,366          3,356           --%

   Average Net Sales Price          $   5.00    $    4.45         12%         $    4.39     $     4.32            2%


                     SUPPLEMENTAL CONSTRUCTION SERVICES DATA
                              (dollars in millions)

                                         Quarter Ended December 31,               Nine Months Ended December 31,
                                    -----------------------------------       ---------------------------------------
                                       2002        2001        Change            2002          2001          Change
                                    ---------   ----------    ---------       ----------    -----------   -----------
 New Contracts                      $    125    $     434         (71%)       $     554     $    1,212          (54%)
                                    =========   ==========                    ==========    ===========

 Backlog at December 31,            $  1,571    $   2,262         (31%)       $   1,571     $    2,262          (31%)
                                    =========   ==========                    ==========    ===========

Attachment 9

                       Centex Corporation and Subsidiaries
                    Home Building Margins - Quarterly Summary


                                                              For the Quarters Ending,
                                    ---------------------------------------------------------------------------------------
                                        June 30, 2000       September 30, 2000     December 31, 2000       March 31, 2001
                                    ---------------------   -------------------   -------------------   -------------------
Revenues                            $  887.0      100.0%    $1,027.0    100.0%    $1,038.8    100.0%    $1,403.4    100.0%
Cost of Sales                         (679.5)     (76.6%)     (789.3)   (76.9%)     (782.4)   (75.3%)   (1,053.7)   (75.1%)
                                    ---------   ---------   --------- ---------   --------- ---------   --------- ---------
          GROSS MARGIN                 207.5       23.4%       237.7     23.1%       256.4     24.7%       349.7     24.9%
Selling, General & Administrative     (135.0)     (15.2%)     (148.1)   (14.4%)     (155.8)   (15.0%)     (187.0)   (13.3%)
                                    ---------   ---------   --------- ---------   --------- ---------   --------- ---------
          OPERATING EARNINGS        $   72.5        8.2%    $   89.6      8.7%    $  100.6      9.7%    $  162.7     11.6%
                                    =========   =========   ========= =========   ========= =========   ========= =========

Units Closed                           4,408                   4,901                 4,893                 6,457

Unit Sales Price                    $196,314                $203,900              $208,328              $212,165
       % Change - Prior Year             4.1%                    8.6%                 10.0%                  7.2%

OPERATING EARNINGS/UNIT             $ 16,459                $ 18,274              $ 20,568              $ 25,198
       % Change - Prior Year             9.5%                   15.2%                 26.1%                 26.5%

GROSS MARGIN PER UNIT               $ 47,074                $ 48,500              $ 52,401              $ 54,158
       % Change - Prior Year             6.9%                   11.4%                 19.8%                 20.5%

SG&A Per Unit                       $ 30,626                $ 30,218              $ 31,841              $ 28,961
       % Change - Prior Year             5.5%                    9.2%                 16.1%                 15.7%


                                     Fiscal Year Total
                                       March 31, 2001
                                    -------------------
Revenues                            $4,356.2    100.0%
Cost of Sales                       (3,304.9)   (75.9%)
                                    --------- ---------
          GROSS MARGIN               1,051.3     24.1%
Selling, General & Administrative     (625.9)   (14.3%)
                                    --------- ---------
          OPERATING EARNINGS        $  425.4      9.8%
                                    ========= =========

Units Closed                          20,659

Unit Sales Price                    $205,913
       % Change - Prior Year             7.5%

OPERATING EARNINGS/UNIT             $ 20,594
       % Change - Prior Year            20.4%

GROSS MARGIN PER UNIT               $ 50,888
       % Change - Prior Year            15.3%

SG&A Per Unit                       $ 30,297
       % Change - Prior Year            12.0%


                                                                    For the Quarters Ending,
                                    ---------------------------------------------------------------------------------------
                                       June 30, 2001         September 30, 2001    December 31, 2001      March 31, 2002
                                    ---------------------   -------------------   -------------------   -------------------
Revenues                            $1,039.2      100.0%    $1,170.6    100.0%    $1,210.8    100.0%    $1,564.2    100.0%
Cost of Sales                         (772.3)     (74.4%)     (868.7)   (74.2%)     (898.3)   (74.2%)   (1,174.2)   (75.1%)
                                    ---------   ---------   --------- ---------   --------- ---------   --------- ---------
          GROSS MARGIN                 266.9       25.6%       301.9     25.8%       312.5     25.8%       390.0     24.9%
Selling, General & Administrative     (168.8)     (16.2%)     (178.9)   (15.3%)     (178.0)   (14.7%)     (218.1)   (13.9%)
                                    ---------   ---------   --------- ---------   --------- ---------   --------- ---------
          OPERATING EARNINGS        $   98.1        9.4%    $  123.0     10.5%    $  134.5     11.1%    $  171.9     11.0%
                                    =========   =========   ========= =========   ========= =========   ========= =========
Units Closed                           4,850                   5,418                 5,567                 7,125

Unit Sales Price                    $210,754                $214,004              $212,400              $216,611
       % Change - Prior Year             7.4%                    5.0%                  2.0%                  2.1%

OPERATING EARNINGS/UNIT             $ 20,231                $ 22,698              $ 24,162              $ 24,120
       % Change - Prior Year            22.9%                   24.2%                 17.5%                 (4.3%)

GROSS MARGIN PER UNIT               $ 55,031                $ 55,722              $ 56,134              $ 54,737
       % Change - Prior Year            16.9%                   14.9%                  7.1%                  1.1%

SG&A Per Unit                       $ 34,804                $ 33,020              $ 31,974              $ 30,611
       % Change - Prior Year            13.6%                    9.3%                  0.4%                  5.7%


                                     Fiscal Year Total
                                       March 31, 2001
                                    -------------------
Revenues                            $4,984.8      100.0%
Cost of Sales                       (3,713.5)     (74.5%)
                                    ---------   ---------
          GROSS MARGIN               1,271.3       25.5%
Selling, General & Administrative     (743.8)     (14.9%)
                                    ---------   ---------
          OPERATING EARNINGS        $  527.5       10.6%
                                    =========   =========

Units Closed                          22,960

Unit Sales Price                    $213,738
       % Change - Prior Year             3.8%

OPERATING EARNINGS/UNIT             $ 22,973
       % Change - Prior Year            11.6%

GROSS MARGIN PER UNIT               $ 55,370
       % Change - Prior Year             8.8%

SG&A Per Unit                       $ 32,395
       % Change - Prior Year             6.9%


                                                              For the Quarters Ending,
                                      -------------------------------------------------------------------------------
                                         June 30, 2002    September 30, 2002   December 31, 2002     March 31, 2003
                                      ------------------- ------------------- ------------------- -------------------
Revenues                              $1,105.7    100.0%  $1,281.5    100.0%  $1,468.5    100.0%
Cost of Sales                           (812.1)   (73.5%)   (947.5)   (73.9%) (1,083.9)   (73.8%)
                                      --------- --------- --------- --------- --------- --------- --------- ---------
          GROSS MARGIN                   293.6     26.5%     334.0     26.1%     384.6     26.2%
Selling, General & Administrative       (185.0)   (16.7%)   (196.9)   (15.4%)   (213.0)   (14.5%)
                                      --------- --------- --------- --------- --------- --------- --------- ---------
          OPERATING EARNINGS            $108.6      9.8%    $137.1     10.7%    $171.6     11.7%
                                      ========= ========= ========= ========= ========= ========= ========= =========

Units Closed                             4,995               5,788               6,509

Unit Sales Price                      $213,825            $218,167            $219,909
       % Change - Prior Year               1.5%                1.9%                3.5%

OPERATING EARNINGS/UNIT                $21,747             $23,678             $26,368
       % Change - Prior Year               7.5%                4.3%                9.1%

GROSS MARGIN PER UNIT                  $58,779             $57,706             $59,087
       % Change - Prior Year               6.8%                3.6%                5.3%

SG&A Per Unit                          $37,037             $34,019             $32,724
       % Change - Prior Year               6.4%                3.0%                2.3%


                                        Fiscal Year Total
                                         March 31, 2003
                                      -------------------
Revenues
Cost of Sales
                                      --------- ---------
          GROSS MARGIN
Selling, General & Administrative
                                      --------- ---------
          OPERATING EARNINGS
                                      ========= =========

Units Closed

Unit Sales Price
       % Change - Prior Year

OPERATING EARNINGS/UNIT
       % Change - Prior Year

GROSS MARGIN PER UNIT
       % Change - Prior Year

SG&A Per Unit
       % Change - Prior Year